Exhibit 4.1

Quantum Corporation	Computershare Trust Company, N.A.
150 Royall Street
Suite V
Canton Massachusetts 02021

QUANTUM CORPORATION RIGHTS OFFERING

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON APRIL 18, 2022, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The registered owner, whose name is inscribed hereon, is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) 0.422572999 of a share of common stock, par value $0.01 per share, of Quantum Corporation, a Delaware corporation, at a subscription price of $2.25 per whole share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Rights Certificates” accompanying this Rights Certificate. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of common stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to pro rata adjustments, if any, as described in the Prospectus (the “Over-Subscription Privilege”). The Subscription Rights represented by this Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price. If the subscriber attempts to exercise its Over-Subscription Privilege and Quantum Corporation is unable to issue the subscriber the full amount of shares of common stock requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system.

EXERCISE PRICE

The exercise price for the Basic Subscription Rights and the Over-Subscription Privilege is $2.25 per whole share. A fractional Subscription Right will not be exercisable unless it is aggregated with other fractional Basic Subscription Rights so that when exercised, in the aggregate, such fractional Basic Subscription Rights result in the purchase of a whole share of common stock of Quantum Corporation. In other words, fractional Subscription Rights cannot be exercised for fractional shares of common stock of Quantum Corporation.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., EASTERN TIME, ON APRIL 18, 2022.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C

03M6ED

Full payment of the exercise price for each share of common stock you wish to purchase must be made in U.S. dollars by personal checks payable to “Computershare Trust Company, N.A. (acting as subscription agent for Quantum Corporation)” as described in the “Instructions As To Use of Rights Certificates” that accompanied the mailing of the Prospectus.

Payments of the exercise price for the common stock will be held in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those security holders who subscribed for shares in the Rights Offering.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of new shares pursuant to the Basic Subscription Right		x 0.422572999 =		x $2.25 =	$
		(no. of subscription rights)		(no. of new shares, rounded down to the nearest whole share)	(per share)

EXAMPLE: If you own 1,000 shares of common stock, your Basic Subscription Right permits the purchase of 422 shares.
(1,000 purchase rights x 0.422572999 = 422.572999 with fractional shares rounded down to the nearest whole number).

☐	In addition, I apply for additional shares pursuant to the				x $ 2.25 =	$
	Over-Subscription Privilege*			(no. of additional shares)	(per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for		x $ 2.25 =	$
		(no. of new shares, rounded down to the nearest whole share)	(per share)
	Amount of check or money order enclosed			$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for the Rights Offering, and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Right and the Over-Subscription Privilege in the Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Rights Certificate)

Telephone number (including area code)

*	You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Basic Subscription Right.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Courier, Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and Rights Offering may be directed to Alliance Advisors toll free at (833) 786-6484, by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003 or by email at QMCO@ALLIANCEADVISORS.COM.